Exhibit 99.1

Keurig Dr Pepper Announces Equity Distribution by Shareholder, BDT Capital Partners

BDT and its affiliates will retain a significant position in KDP post distribution

BURLINGTON, Mass. and FRISCO, Texas (September 3, 2021) – Keurig Dr Pepper Inc. (NASDAQ: KDP) announced today that BDT Capital Partners, LLC (“BDT”) and its affiliates (collectively, the “BDT Group”) have communicated to KDP that they will distribute a portion of the shares of KDP common stock owned by the BDT Group to certain BDT limited partners that invested alongside BDT’s funds (the “BDT Investors”).

BDT Chairman and CEO, Byron Trott stated, “BDT and its investors have been long-standing partners alongside JAB in KDP, and a number of predecessor and affiliated entities, with certain investments dating back to 2013. The actions announced today are customary and a natural evolution of our investment in KDP and do not reflect any change to BDT’s confidence in KDP’s management team or business strategy.” KDP Board Director and BDT Partner, Genevieve Hovde added, “We continue to be extremely pleased with KDP’s operating and financial performance and look forward to KDP’s upcoming Investor Day and discussions around opportunities for continued value creation that we believe lie ahead.”

To effect the distribution, BDT will distribute approximately 46 million shares of KDP stock that the BDT Group currently holds, representing approximately 3.2% of the outstanding common stock of KDP, to a number of high-quality investors. Following the distribution, the BDT Group will continue to own approximately 69 million shares of KDP stock, representing approximately 4.8% of KDP.

KDP intends to file a prospectus supplement to its registration statement on Form S-3 (File No. 333-233477) dated August 27, 2019, with the Securities and Exchange Commission (“SEC”) to register the remaining shares held by the BDT Group. In addition, BDT and its affiliates intend to amend BDT’s Schedule 13D currently on file with the SEC to reflect the distribution.

The information in this press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or buy any securities.

Investor Contacts:

Tyson Seely

T: 781-418-3352 / Tyson.seely@kdrp.com

Steve Alexander

T:972-673-6769 / steve.alexander@kdrp.com

Media Contact:

Katie Gilroy

T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada.

The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS

Certain statements contained herein, such as statements related to the timing and size of BDT Group’s expected distribution of KDP shares and the BDT Group’s expected ownership thereafter and other statements that are not historical facts, are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management and the BDT Group and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to the factors discussed in the Company’s filings with the SEC, including our latest Annual Report on Form 10-K and subsequent filings. While the lists of risk factors presented in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.